The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities, and neither we nor the selling stockholders are soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-270323
 Registration No. 333-262009
Subject to completion, dated May 30, 2023.
Preliminary prospectus supplement
(to prospectuses dated January 4, 2022 and March 27, 2023)
4,000,000 shares
AerSale Corporation
Common Stock

The selling stockholders identified in this prospectus supplement, are offering 4,000,000 shares of our common stock in this offering. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders, including from any exercise by the underwriter of its option to purchase additional shares of common stock, as described below.
Our common stock is listed on the Nasdaq Capital Market (“NASDAQ”) under the symbol “ASLE.” On May 26, 2023, the closing price of our common stock was $16.82.

See the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the risk factors contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriter has agreed to purchase the shares of our common stock at a price equal to $     per share, which will result in $      of net proceeds to the selling stockholders. The underwriter may offer the shares of our common stock from time to time for sale directly or through agents, or through brokers in one or more brokerage transactions on NASDAQ, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to its right to reject any order in whole or in part. See “Underwriting.”
The selling stockholders have granted the underwriter an option to purchase up to an additional 600,000 shares at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement.
The underwriter expects to deliver the shares of common stock to purchasers on or about      , 2023.
RBC Capital Markets
       , 2023.

Prospectus supplement
Prospectus dated March 27, 2023
Prospectus dated January 4, 2022

S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in three parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying base prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectuses. The second part is the accompanying base prospectus filed with the Securities and Exchange Commission (“SEC”) as part of a registration statement on Form S-3, File No. 333-270323, which became effective on March 27, 2023. The third part is the accompanying base prospectus filed with the SEC as part of a registration statement on Form S-3, File No. 333-262009, which became effective on January 13, 2022. The second and third parts provide more general information about the securities we may offer from time to time, some of which may not apply to this offering of common stock. Generally, when we use the term “prospectus,” we are referring to all three parts combined. If the information about the common stock offering varies between this prospectus supplement and the accompanying base prospectuses, you should rely on the information in this prospectus supplement.
In making an investment decision, prospective investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. Neither we, the selling stockholders, the underwriter nor any of our or their representatives is making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Where You Can Find Additional Information” in this prospectus supplement.
Neither we, the selling stockholders, nor the underwriter have authorized any other person to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectuses and any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, the selling stockholders, nor the underwriter are making an offer to sell these securities in any jurisdiction where an offer or sale would be unlawful. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our common stock. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying base prospectuses is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

S-iii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement may constitute forward-looking statements, and include, but are not limited to, statements about the anticipated or potential impact of COVID-19 and any other pandemics on our business; changes in the market for our services; changes in applicable laws or regulations; the ability to launch new services and products or to profitably expand into new markets; and expectations of other economic, business and/or competitive factors. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential”, or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement and the documents incorporated by reference in this prospectus supplement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and the documents incorporated by reference in this prospectus supplement and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements. You should review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.
Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.
You should read this prospectus supplement and the documents incorporated by reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectuses. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying base prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectuses, carefully, including the risks of investing in our common stock discussed under “Risk factors” and our consolidated financial statements and the related notes thereto included in this prospectus supplement and the accompanying base prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectuses, before making an investment decision.
As used in this prospectus supplement and the accompanying prospectuses and the documents incorporated by reference herein and therein, references to the “Company,” “AerSale,” “we,” “our,” and “us” AerSale Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
Overview
Our mission is to provide full-service support to owners and operators of mid-life commercial aircraft who lack the infrastructure and/or expertise to cost effectively maintain such aircraft during the second half of their operating life through their retirement from service. By providing a one-stop shop that integrates multiple service and product offerings, we save our customers time and money, while providing value to our stockholders through our operating efficiency. We were founded in 2008 by Nicolas Finazzo and Robert B. Nichols as a platform to serve the aviation aftermarket. In early 2010, we partnered with private equity firm Leonard Green & Partners, L.P. to scale our business and finance the creation of a purpose built and fully integrated aviation company. Since our founding, we have established a global footprint and scalable platform for growth.
Our business is comprised of two reporting segments: Asset Management Solutions and Technical Operations (“TechOps”), which, taken together, provide comprehensive support to owners and operators of used commercial aircraft.
Asset Management Solutions
Our Asset Management Solutions segment, which represented approximately 68% of our revenue during the fiscal year ended December 31, 2022, and 62% of our revenue during the three months ended March 31, 2023, acquires mid-life commercial aircraft and engines (“Flight Equipment”) from airlines and leasing companies as feedstock to support our business activities. Asset Management Solutions activities include the sale and lease of aircraft and engines, as well as the disassembly of these assets for component parts (such used serviceable material, “USM”) that can be utilized to support third-party sales and lower the cost to maintain our portfolio of leased assets. Our aircraft and engines generally provide highly customized full-service, short-term lease support, where an operator is provided with a turn-key piece of Flight Equipment that can meet the customer’s specific needs. Our business model provides an alternative to the procurement of new aircraft, engines and parts traditionally sold by original equipment manufacturers (“OEMs”) or delivered new and leased by pure-play aircraft and engine leasing companies. Because we have created the infrastructure to market through alternative channels, we are able to maximize financial returns on Flight Equipment by cost-effectively placing such assets in the secondary market for the balance of their operating life, and upon retirement from service, extracting their greatest residual value by disassembling Flight Equipment assets to the piece-part level for re-use as USM. We do this by utilizing our integrated business units to maximize the sum of each asset’s alternative revenue streams, ranging from their sale or lease as whole operating assets, down to utilizing their collective individual components to serve as USM feedstock or to lower our leasing and operating costs related to MRO services. We also offer our integrated Asset Management Solutions services to third-party clients who lack the expertise and/or infrastructure to optimize their Flight Equipment investments. We lease engines and airframes primarily as a means of extracting value from the remaining operating life of an asset prior to disassembly for USM parts. We focus primarily on highly customized aircraft leases or short-term engine leasing where we can demand a lease premium, and we utilize our USM and MRO capabilities to fully meet all maintenance needs, which allow us to fully monetize collected maintenance reserves. After disassembly, we utilize the pieces as low-cost spare parts feedstock to support our various other business segments, including USM part sales, and in conjunction with our third-party maintenance operations. Consequently, the vast majority of aircraft and engines that we have acquired have ultimately been disassembled for their USM parts once the full value of their remaining operating life has been extracted.
TechOps
Our TechOps segment, which represented approximately 32% of our revenue during the fiscal year ended December 31, 2022, and 38% of our revenue during the three months ended March 31, 2023, provides nose-to-tail MRO services on the most popular commercial aircraft, engines and components, that serve the passenger, cargo, and government sectors. Through our collective U.S.-based MRO facilities, we provide extensive maintenance and modification services for aircraft and their individual components. Our aircraft facilities located in Goodyear, Arizona, and Roswell, New Mexico, combined feature approximately 650,000 square feet of hangar space, from which we provide high-quality airframe MRO services, structural modification, conversions, and flight system upgrades, including disassembly and re-cycling operations for retiring aircraft. We additionally offer convenient long-term storage capacity for up to 650 aircraft in ideal dry-desert conditions.
At the individual component level, our facilities located in Miami, Florida, Rio Rancho, New Mexico, and Memphis, Tennessee collectively offer specialized component MRO capabilities and services covering hydraulics, composites, pneumatics, fuel systems, electro-mechanical assemblies, interiors, painting, flight controls, nacelles, and landing gear for passenger, cargo, and military aircraft applications.
Our TechOps segment leverages its robust engineering team to provide highly specialized technical support to our MRO facilities, as well as to develop advanced technical repairs, modifications and products, which we market under the tradename “Engineered Solutions.” This business unit includes the design, manufacture, and installation of new products, systems, and services that can enhance aircraft performance, safety, and service life at lower costs than traditionally expensive OEM products and services. Engineered Solutions also serves to lower the cost of Flight Equipment ownership with savings on MRO-related expenses, including compliance with mandatory and market-driven equipment upgrades. These cost-saving solutions are approved by the Federal Aviation Administration (“FAA”) under Supplemental Type Certificates (“STCs”), which provides us with the unique ability to perform these modifications. We use our FAA-approved Parts Manufacturing Authority (“PMA”) to integrate third party components in developing our STC solutions. We have also obtained approval from various foreign regulatory authorities to validate our STCs and PMA products for use by operators outside of the United States.
One example of our Engineered Solutions is our AerSafe ® product line. We designed and received FAA approval to market AerSafe ® as a solution for compliance with an FAA mandate to mitigate aircraft fuel tank flammability on Boeing and Airbus aircraft. AerSafe ® has also been approved for installation on certain aircraft models that are regulated by the European Aviation Safety Agency (“EASA”) and the National Civil Aviation Agency of Brazil.
Corporate information
Our principal executive offices are located at 255 Alhambra Circle, Suite 435, Coral Gables, Florida 33134. Our telephone number is (305) 764-3200. Our website address is www.aersale.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement and the accompanying base prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectuses or the registration statement of which they form a part.

THE OFFERING
Common stock offered by the selling stockholders
4,000,000 shares.
Selling stockholders
The selling stockholders identified in “Selling stockholders.”
Underwriter’s option to purchase additional shares of common stock from the selling stockholders
600,000 shares.
Common stock to be outstanding after this offering
51,221,386 shares.
Use of proceeds
We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering, including from any exercise by the underwriter of its option to purchase additional shares of common stock. See “Use of proceeds.”
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk factors” beginning on page S-5 of this prospectus supplement and the risk factors described in the accompanying prospectuses for a discussion of factors you should consider carefully before investing in our common stock.
Listing
Our common stock is listed on NASDAQ under the symbol “ASLE.”
Except as otherwise indicated in this prospectus supplement, the number of shares of common stock to be outstanding after this offering is based on 51,221,386 shares outstanding as of May 5, 2023, which includes 4,000,000 shares of common stock to be sold by the selling stockholders (or 4,600,000 shares if the underwriter exercises in full its option to purchase additional shares of common stock) in this offering and excludes:
•
3,216,306 shares of common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan as of May 5, 2023; and

•
453,274 shares of common stock reserved for future issuance under our 2020 Equity Incentive Plan as of May 5, 2023.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares of common stock.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making a decision to invest in the common stock, you should carefully consider the risks described in Part I, Item 1A of the Company’s most recent Quarterly Report on Form 10-Q and its most recent Annual Report on Form 10-K, under the headings “Risk Factors,” which are incorporated by reference in this prospectus supplement and the accompanying prospectuses, as well as the risks set forth below. See “Where you can find more information” in this prospectus supplement and the accompanying prospectuses. The risks described below are not the only ones facing us. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.
Risks relating to this offering and ownership of our common stock
Our common stock price may be volatile or may decline.
The market price for our common stock has been and may be volatile in the future. As a service provider, our results are significantly affected by various factors which can significantly affect our stock price, many of which are outside of our control, including the following:
•
the COVID-19 pandemic and the measures taken to mitigate its spread including its adverse effects on our business, results of operations, financial condition and liquidity;

•
the impact of the Russian invasion of Ukraine, and the sanctions related thereto, on our business, results of operations, financial condition and liquidity;

•
quarterly variations in our operating results, including as a result of the timing and size of flight equipment transactions, compared to market expectations;

•
changes in preferences within the commercial aviation industry, and our ability to respond to such preferences and trends;

•
announcements of new products and services or significant price reductions by us or our competitors;

•
changes in the value of our products;

•
shortages of skilled personnel or work stoppages;

•
stock price performance of our competitors;

•
size of our public float;

•
actions by competitors;

•
changes in senior management or key personnel;

•
changes in financial estimates by securities analysts;

•
negative earnings or other announcements by us or our competitors;

•
downgrades in our credit ratings or the credit ratings of our competitors;

•
exposure to litigation and other claims not covered by insurance;

•
weather conditions;

•
natural disasters, pandemics or other similar events;

•
issuances or expected issuances of common stock; and

•
global economic, political, legal and regulatory factors unrelated to our performance.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many retail and service companies, including but not limited to in connection with the ongoing COVID-19 pandemic. In the past, shareholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities investigations or litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.
Entities affiliated with Leonard Green & Partners, L.P. (collectively “LGP”) exercise significant control over the direction of our business. If the ownership of our common stock continues to be highly concentrated, it could prevent you and other stockholders from influencing significant corporate decisions.
LGP currently beneficially owns approximately 17,569,821 million shares, or 34.3%, of our outstanding common stock. Upon the completion of this offering, LGP will own approximately 13,569,821, or 27.0%, of the outstanding shares of our common stock (or 12,969,821, or 25.8%, if the underwriter exercises in full its option to purchase additional shares of our common stock). After this offering, LGP will, for the foreseeable future, continue to exercise significant influence over all matters requiring stockholder approval, including approval of significant corporate transactions, which may reduce the market price of our common stock. In addition, LGP is in the business of making investments in companies, and may from time to time in the future acquire controlling interests in businesses that complement or directly or indirectly compete with certain portions of our business. If LGP pursues such acquisitions in our industry, those acquisition opportunities may not be available to us.
Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.
Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. After this offering we will have 51,221,386 shares of outstanding common stock, which includes the shares of common stock to be sold by the selling stockholders in this offering. All outstanding shares of our common stock are freely tradable without restriction under the Securities Act, except as described in the next paragraph with respect to the lock-up arrangements and except for any shares of our common stock that may be held or acquired by our directors, executive officers and other affiliates, as that term is defined in the Securities Act, which are subject to restrictions under the Securities Act.
We and the selling stockholders, have agreed with the underwriter, subject to certain exceptions, not to sell or otherwise dispose of any shares of our common stock or other capital stock or other securities exercisable or convertible therefor for a period of at least 60 days after the date of this prospectus supplement without the prior written consent of the underwriter. See “Underwriting.” All of the shares of our common stock outstanding as of the date of this prospectus supplement may be sold in the public market by existing stockholders following the expiration of the applicable lock-up period, subject to applicable limitations imposed under federal securities laws.
In the future, we may also issue our securities if we need to raise capital in connection with a capital raise or acquisitions. The amount of shares of our common stock issued in connection with a capital raise or acquisition could constitute a material portion of our then-outstanding shares of our common stock.
The provisions of our certificate of incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware, and of our bylaws requiring exclusive forum in the federal district courts of the United States, in each case for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.
Our certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or the bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware.

The forum selection provision in our bylaws also provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our restated charter described in the preceding sentence. However, such provision is subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive-forum provision. If a court were to find any of the exclusive-forum provisions in our certificate of incorporation or bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.
These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or employees, which may discourage lawsuits against us and our directors, officers and employees.
For as long as we are an emerging growth company, we will not be required to comply with certain requirements that apply to other public companies.
We qualify as an emerging growth company, as defined in the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years from our initial public offering in 2019, we, unlike other public companies, will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) comply with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; (iii) provide certain disclosures regarding executive compensation required of larger public companies; or (iv) hold nonbinding advisory votes on executive compensation and any golden-parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for adopting new or revised financial accounting standards. We intend to take advantage of the longer phase-in periods for the adoption of new or revised financial accounting standards permitted under the JOBS Act until we are no longer an emerging growth company. If we were to subsequently elect instead to comply with these public company effective dates, such election would be irrevocable pursuant to the JOBS Act.
We will remain an emerging growth company for up to five years from our initial public offering in 2019, although we will lose that status sooner if we have more than $1.235 billion of revenue in a fiscal year, have more than $700.0 million in market value of our common stock held by non-affiliates, or issue more than $1.235 billion of non-convertible debt over a three-year period.
For so long as we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. We cannot predict whether investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock to be less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

USE OF PROCEEDS
All of the common stock offered by this prospectus supplement is being sold by the selling stockholders.
We will not receive any of the proceeds from the sale of shares by the selling stockholders in this offering, including from any exercise by the underwriter of its option to purchase additional shares of common stock. For more information about the selling stockholders, see “Selling stockholders.”

DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

SELLING STOCKHOLDERS
The following table and footnotes set forth information with respect to the beneficial ownership of our common stock by the selling stockholders as of May 5, 2023 and immediately after the completion of this offering by the selling stockholders.
To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.
The percentages reflect beneficial ownership immediately prior to and immediately after the completion of this offering as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 51,221,386 shares of our common stock outstanding as of May 5, 2023, which includes 4,000,000 shares of our common stock to be sold by the selling stockholders (or 600,000 shares if the underwriter exercises in full its option to purchase additional shares of our common stock) in this offering.
			Shares to be Sold in this Offering		Shares Beneficially Owned After to the Offering
	Shares Beneficially Owned Prior to the Offering		Assuming No Exercise of the Underwriter’s Option	Assuming Full Exercise of the Underwriter’s Option	Assuming No Exercise of the Underwriter’s Option		Assuming Full Exercise of the Underwriter’s Option
Name of Beneficial Owner	Number	Percentage of Total Common Stock	Number	Number	Number	Percentage of Total Common Stock	Number	Percentage of Total Common Stock
Selling Stockholders:
Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P. and LGP Associates CF, LLC(1)	17,569,821	34.3%	4,000,000	4,600,000	13,569,821	27.0%	12,969,821	25.8%

(1)
Voting and investment power with respect to the shares of our common stock held by Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P. and LGP Associates CF, LLC may be deemed to be shared by certain affiliated entities. Each of Jonathan Seiffer and Michael Kirton may also be deemed to share voting and investment power with respect to all shares beneficially owned by Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P. and LGP Associates CF, LLC and each of them disclaims beneficial ownership of the securities held by Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P. and LGP Associates CF, LLC except to the extent of his pecuniary interest therein. Each of the foregoing individuals’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock sold pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to non-U.S. holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

•
tax-qualified retirement plans; and

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE

OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a non-U.S. holder
For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
Distributions of cash and other property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or other taxable disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or other taxable disposition
A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a non-U.S. holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.
Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information reporting and backup withholding
Payments of dividends on our common stock to a non-U.S. holder will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional withholding tax on payments made to foreign accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING
We, the selling stockholders and the underwriter for the offering named below have entered into an underwriting agreement with respect to the common stock being offered. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase from the selling stockholders the number of shares of our common stock set forth opposite its name below.
Underwriter	Number of Shares
RBC Capital Markets, LLC	4,000,000
Total	4,000,000
The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent and that the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option to purchase additional shares of our common stock, described below.
We and the selling stockholders have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriter may be required to make in respect thereof.
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares.   The selling stockholders have granted an option to the underwriter to purchase up to 600,000 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. This option is exercisable for a period of 30 days.
Discounts and Commissions.   The underwriter proposes to offer the common stock from time to time for sale in one or more transactions on the NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of common stock for whom it may act as agents or to whom it may sell as principal. The underwriter may receive from purchasers of the common stock normal brokerage commissions in amounts agreed with such purchasers. Sales of common stock made outside of the United States may be made by affiliates of the underwriter.
The underwriter is purchasing the common stock from the selling stockholders at $        per share, resulting in proceeds, before expenses, to the selling stockholders of approximately $        .
We estimate that the total expenses of the offering, excluding underwriting discounts and commissions (which are payable by the selling stockholders), will be approximately $   and are payable by us. We have agreed to reimburse the underwriter for up to $45,000 for certain of their expenses incurred in connection with this offering.
Discretionary Accounts.   The underwriter does not intend to confirm sales of the shares to any accounts over which they have discretionary authority.
Stabilization.   In connection with this offering, the underwriter may engage in stabilizing transactions, short sales, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.
•
Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•
Short sales involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares sold by the underwriter is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriter may close out any short position by exercising its option to purchase additional shares and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option to purchase additional shares. If the underwriter sells more shares than could be covered by exercise of the option to purchase additional shares and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Stock Market, in the over- the- counter market or otherwise and, if commenced, may be discontinued at any time.
Lock-Up Agreements.   Pursuant to certain “lock-up” agreements, we and our executive officers, directors and certain of our other stockholders, have agreed, subject to certain exceptions, not to and will not cause or direct any of its affiliates to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into, or announce the intention to enter into any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the stockholder or someone other than the stockholder) that transfers, in whole or in part, directly or indirectly the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of RBC Capital Markets, LLC, for a period of 60 days after the date of the pricing of the offering.
This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition, including any shares acquired by our directors and officers in the directed share program described below. The exceptions permit us, among other things and subject to restrictions, to: (a) issue common stock or options pursuant to employee benefit plans, (b) issue common stock upon exercise of outstanding options or warrants (c) issue securities in connection with acquisitions or similar transactions, or (d) file registration statements on Form S-8. The exceptions permit parties to the “lock-up” agreements, among other things and subject to restrictions, to: (a) make certain gifts or transfer common stock by intestate succession, (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any shareholders, partners, members of, or owners of similar equity interests in, the party, or to an affiliate of the party, if such transfer is not for value, (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or transfer of all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement, (d) transactions relating to common stock or other securities convertible into or exercisable or exchangeable for common stock acquired in open market transactions after completion of the offering, (e) the entry, at any time on or after the date of the underwriting agreement, of any trading plan providing for the sale of common stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the lock-up period and no public announcement or filing is voluntarily made or required regarding such plan during the lock-up period and (f) transfers made to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.
RBC Capital Markets, LLC, in its sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, RBC Capital Markets, LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.
Selling Restrictions
Canada.   The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland.   The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.
European Economic Area.   In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Member State at any time:
A.
to any legal entity which is a qualified investor as defined under Article 2 the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom.   No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
A.
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C.
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Hong Kong.   The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore.   Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
A.
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

B.
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

C.
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Israel.   In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 — 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 — 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 — 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 — 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 — 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 — 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 — 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 — 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriter and its respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriter, is authorized to make any further offer of shares on our behalf or on behalf of the underwriter.
Electronic Offer, Sale and Distribution of Shares.   A prospectus in electronic format may be made available on the websites maintained the underwriter or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other Relationships.   The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

LEGAL MATTERS
Certain legal matters in connection with this offering, including the validity of the shares of our common stock offered hereby, will be passed upon for us by Latham & Watkins LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by DLA Piper LLP (US).
EXPERTS
The consolidated financial statements of AerSale Corporation as of and for the years ended December 31, 2022 and 2021 incorporated by reference in this prospectus supplement and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read AerSale’s SEC filings, including this prospectus supplement and the accompanying base prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectuses, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.AerSale.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3,4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement and the accompanying base prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectuses.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The following documents filed with the SEC by us pursuant to the Exchange Act are incorporated by reference in this prospectus, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:
•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

•
The Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 7, 2023, as amended by that Amendment No. 1 on Form 10-K/A, filed on March 23, 2023;

•
The Current Report on Form 8-K filed on April 19, 2023; and

•
The Company’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders, filed with the SEC on April 28, 2023.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Please make your request by writing or telephoning us at the following address or telephone number:
AerSale Corporation
255 Alhambra Circle, Suite 435
Coral Gables, Florida 33134
(305) 764-3200
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

AerSale Corporation
Up to 8,679,171 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) of the offer and sale from time to time by the Selling Stockholders of up to 8,679,171 shares of common stock, $0.0001 par value per share (“common stock”).
Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of common stock. The Selling Stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares of common stock in the section entitled “Plan of Distribution.”
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ASLE”. On March 3, 2023, the closing price of our common stock was $20.72.

See the section entitled “Risk Factors” beginning on page 2 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 27, 2023.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.
Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “AerSale,” “we,” “us,” “our” and similar terms refer to AerSale Corporation (f/k/a Monocle Acquisition Corporation) and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference in this prospectus may constitute forward-looking statements, and include, but are not limited to, statements about the anticipated or potential impact of COVID-19 and any other pandemics on our business; changes in the market for our services; changes in applicable laws or regulations; the ability to launch new services and products or to profitably expand into new markets; and expectations of other economic, business and/or competitive factors. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential”, or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and the documents incorporated by reference in this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements. You should review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.
Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.
You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read AerSale’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.AerSale.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed with the SEC by us pursuant to the Exchange Act are incorporated by reference in this prospectus, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:
•
The Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 7, 2023; and

•
The Company’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders, filed with the SEC on May 2, 2022.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Please make your request by writing or telephoning us at the following address or telephone number:
AerSale Corporation
255 Alhambra Plaza, Suite 435
Coral Gables, Florida 33134
(305) 764-3200
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the documents incorporated by reference into this prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, any applicable prospectus supplement and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section.
Overview
Our mission is to provide full-service support to owners and operators of mid-life commercial aircraft who lack the infrastructure and/or expertise to cost effectively maintain such aircraft during the second half of their operating life through their retirement from service. By providing a one-stop shop that integrates multiple service and product offerings, we save our customers time and money, while providing value to our stockholders through our operating efficiency.
Corporate Information
Our principal executive offices are located at 255 Alhambra Plaza, Suite 435, Coral Gables, Florida 33134. Our telephone number is (305) 764-3200. Our website address is www.aersale.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Monocle Acquisition Corporation’s initial public offering of units, the base offering of which closed on February 11, 2019, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

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RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully consider the specific risks discussed or incorporated by reference in this prospectus and any applicable prospectus supplement, together with all the other information contained in any applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement, including the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings with the SEC. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

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USE OF PROCEEDS
All of the shares of common stock by the Selling Stockholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

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DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which shares of our common stock may be sold by the Selling Stockholders under this prospectus.

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SELLING STOCKHOLDERS
This prospectus relates to the possible resale by the Selling Stockholders of up to 8,679,171 shares of our common stock. These shares are being registered pursuant to the Amended and Restated Registration Rights Agreement, dated as of December 22, 2020. When we refer to the “Selling Stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the shares of common stock after the date of this prospectus.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Stockholders, certain information as of December 31, 2022, regarding the beneficial ownership of our common stock by the Selling Stockholders and the shares of common stock offered by the Selling Stockholders. The applicable percentage ownership of common stock is based on approximately 51,214,717 shares of common stock outstanding as of March 6, 2023. Information with respect to shares of common stock owned beneficially after the offering assumes the sale of all of the shares of common stock offered and no other purchases or sales of our common stock. The Selling Stockholders may offer and sell some, all or none of their shares of common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Stockholders, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.
Name of Selling Stockholder	Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered(1)	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
			Number	Percent
Entities affiliated with Leonard Green & Partners, L.P(2)	17,569,821	8,679,171	8,890,650	17.4%
Total Shares	17,569,821	8,679,171	8,890,650	17.4%

(1)
The amounts set forth in this column are the number of shares of our common stock that may be offered by each Selling Stockholder using this prospectus. These amounts do not represent any other shares of our common stock that the Selling Stockholder may own beneficially or otherwise.

(2)
Of the 17,569,821 shares reported, (x) Green Equity Investors CF, L.P. holds 12,946,524 shares of our common stock, (y) Green Equity Investors Side CF, L.P. holds 4,260,740 shares of our common stock and (z) LGP Associates CF, LLC holds 2,557 shares of our common stock. Voting and investment power with respect to the shares of our common stock held by Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P. and LGP Associates CF, LLC may be deemed to be shared by certain affiliated entities. Each of Jonathan Seiffer and Michael Kirton may also be deemed to share voting and investment power with respect to all shares beneficially owned by Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P. and LGP Associates CF, LLC due to Mr. Seiffer’s and Mr. Kirton’s position with affiliates of Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P. and LGP Associates CF, LLC, and each of them disclaims beneficial ownership of the securities held by Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P. and LGP Associates CF, LLC except to the extent of his pecuniary interest therein. Each of the foregoing entities’ and individuals’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

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DESCRIPTION OF OUR SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Certificate of Incorporation, the Bylaws and the Warrant Agreement. For a complete description, you should refer to our Charter, Bylaws and Warrant Agreement, copies of which have been filed as exhibits to this registration statement, as well as the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
General
Our Charter authorizes it to issue up to 200,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Dividend rights
Holders of our common stock are entitled to receive such dividends, if any, as may be declared from time-to-time by our Board of Directors (“Board”) out of legally available funds.
Voting rights
Each holder of our common stock is entitled to one vote for each share on all matters properly submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of our directors.
Liquidation
Subject to applicable Law, the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up, after payment or provision for payment of our debts and other liabilities, the holders of shares of our common stock will be entitled to receive all our remaining assets available for distribution to our stockholders, ratably in proportion to the number of shares of our common stock held by them.
Rights and preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Preferred Stock
Our Board has the authority, without further action by the our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action. No shares of preferred stock are outstanding.
Warrants
The Founders purchased 717,500 private units (the “IPO Private Warrants”) at a price of $10.00 per unit for an aggregate purchase price of $7,175,000 in a private placement that occurred prior to the IPO. In addition, the Company issued 32,500 warrants (the “Loan Settlement Private Warrants” and, together

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with the IPO Private Warrants, the “Private Warrants”) in a private placement at the closing of the IPO as a loan repayment. The Private Warrants received (including our common stock issuable upon exercise of the Private Warrants) will not be redeemable by us so long as they are held by Monocle Partners, LLC (“Monocle”) or its permitted transferees. Monocle, Monocle’s founders, Monocle Partners, LLC and Cowen Investments II LLC (collectively, the “Founders”), or their permitted transferees, have the option to exercise Private Warrants on a cashless basis.
Each Private Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. Each Private Warrant will expire at 5:00 p.m., New York City time, on December 22, 2025, or earlier upon redemption or liquidation, as applicable.
Private Warrants will be exercisable for cash (even if a registration statement covering the issuance of the warrant shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Founders or their affiliates.
If Private Warrants are held by holders other than the Founders or their permitted transferees, such Private Warrants will be redeemable by us (such Warrants, the “Redeemable Private Warrants”). If we issue a notice of redemption, each Redeemable Private Warrant holder may exercise his, her or its Redeemable Private Warrants prior to the scheduled redemption date. However, the price of the shares of our common stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.
The redemption criteria for the Redeemable Private Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Private Warrants.
If we call the Redeemable Private Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise its warrants to do so on a “cashless basis.” In making such determination, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding Redeemable Private Warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of warrant shares underlying the Redeemable Private Warrants to be so exercised, and the difference between the exercise price of the Redeemable Private Warrants and the fair market value (as determined under the Warrant Agreement) by (y) the fair market value.
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s Affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of our common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of our common stock is increased by a stock dividend payable in shares of our common stock, or by a split-up of shares of our common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our common stock issuable on exercise of each Private Warrant will be increased in proportion to such increase in the outstanding shares of our common stock. A rights offering to holders of our common stock entitling holders to purchase shares of our common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our common stock equal to the product of (i) the number of shares of our common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our common stock) multiplied by (ii) one minus the quotient of (x) the price per share of our common stock paid in such rights offering divided by (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable

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for our common stock, in determining the price payable for our common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of our common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Private Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our common stock on account of such shares of our common stock (or other shares of our capital stock into which the Private Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, then the Private Warrants exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our common stock in respect of such event.
If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our common stock issuable on exercise of each Private Warrant will be decreased in proportion to such decrease in outstanding shares of our common stock.
Whenever the number of shares of our common stock purchasable upon the exercise of the Private Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our common stock purchasable upon the exercise of the Private Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of our common stock (other than those described above or that solely affects the par value of such shares of our common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Private Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Private Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Private Warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Private Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender or exchange has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any Affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such Affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of our common stock, the holder of a Private Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Private Warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the our common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments

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provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by our stockholders in such a transaction is payable in the form of our common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
Exclusive Venue
Our Charter, provides that, to the fullest extent permitted by Law, that derivative actions brought in our name, actions against our directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel; provided that the exclusive forum provision will not apply to (i) suits brought to enforce any liability or duty created by the Exchange Act, (ii) any other claim for which the federal courts have exclusive jurisdiction, (iii) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (iv) any claim which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (v) any claim for which the Court of Chancery does not have subject matter jurisdiction. Furthermore, our Charter provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and Bylaws provide that that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the Law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in certain circumstances and insures us against our obligations to indemnify our officers and directors.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

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We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws
We have opted out of Section 203 of the DGCL.
In addition, our Charter does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death, or removal of a director in certain circumstances.
Our authorized common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Transfer Agent and Registrar and Warrant Agent
The transfer agent and registrar for our common stock and warrant agent is Continental Stock Transfer & Trust Company.
Stock Exchange
Our common stock currently trades on the Nasdaq Global Select Market under the symbol “ASLE.”

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PLAN OF DISTRIBUTION
The Selling Stockholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or interests in our common stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or interests in our common stock on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
We are required to pay all fees and expenses incident to the registration of the shares of our common stock to be offered and sold pursuant to this prospectus.
We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders. The shares of common stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of Nasdaq;

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through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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to or through underwriters or broker-dealers;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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in privately negotiated transactions;

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in options transactions;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of

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shares of common stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares of common stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Stockholders and any broker -dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

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LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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AerSale Corporation
750,000 Warrants to Purchase Shares of Common Stock
Up to 750,000 Shares of Common Stock Issuable Upon Exercise of Private Warrants
Up to 25,434,873 Shares of Common Stock

This prospectus relates to (i) the offer and sale from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) of 717,500 warrants purchased in a private placement concurrently with the initial public offering of Monocle Acquisition Corporation (the “IPO Private Warrants”), (ii) the offer and sale from time to time by the Selling Stockholders of 32,500 warrants issued at the closing of the initial public offering of Monocle Acquisition Corporation as a loan repayment (the “Loan Settlement Private Warrants” and, together with the IPO Private Warrants, the “Private Warrants” or the “Warrants”), (iii) the issuance by us and the offer and sale from time to time by the Selling Stockholders of up to 750,000 shares of common stock, $0.0001 par value per share (“common stock”) that are issuable upon the exercise of 750,000 Private Warrants, and (iv) the offer and sale from time to time by the Selling Stockholders of up to 25,434,873 shares of common stock, which includes an additional 1,854,169 shares of common stock that we issued to certain Selling Stockholders as Earnout Shares (as defined herein) or contingent consideration shares in connection with our Business Combination (as defined herein).
Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares. The Selling Stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ASLE”. On December 29, 2021, the closing price of our common stock was $17.73.

See the section entitled “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 4, 2022.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any Warrants. We will receive in cash the proceeds from any exercise of Warrants and issuance of such shares underlying the Warrants pursuant to this prospectus.
Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “AerSale,” “we,” “us,” “our” and similar terms refer to AerSale Corporation (f/k/a Monocle Acquisition Corporation) and its consolidated subsidiaries. References to “Monocle” refer to our predecessor company prior to the consummation of the Business Combination.

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FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Business Combination and the benefits of the Business Combination, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Other factors that may impact such forward-looking statements include:
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the benefits of the Business Combination;

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the future financial performance of the post-combination company following the Business Combination;

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the impact of the COVID-19 pandemic, including the Delta and Omicron variants of the virus, on our business;

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changes in the market for our services;

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expansion plans and opportunities;

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changes in applicable Laws or regulations;

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the inability to launch new services and products or to profitably expand into new markets;

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the possibility we may be adversely affected by other economic, business, and/or competitive factors;

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factors that adversely impact the commercial aviation industry;

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fluctuation of market values for our aviation products;

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our inability to repossess used commercial aircraft and engines when a lessee defaults and the cost of remarketing and releasing such repossessed equipment;

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compliance with significant government regulations;

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the success at our maintenance, repair and overhaul facilities is dependent on continued outsourcing by airlines;

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a shortage of skilled personnel or work stoppages;

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inability to obtain certain components and raw materials from suppliers;

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competitive pressures;

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risks associated with operating internationally;

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the value of liens on our flight equipment;

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ownership rights over an engine affixed to an aircraft;

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risks associated with business acquisitions;

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continued availability of financing;

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restrictive and financial covenants in our existing debt;

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product and other liability claims;

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risks associated with supplying equipment and services to the U.S. government;

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cyber or other security threats or other disruptions;

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compliance with environmental requirements;

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payment of capital expenditures;

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our lack of ownership of certain intellectual property that is important to our business;

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dependence on our facilities;

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damage to our reputation by improper conduct of employees, agents, and others;

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limitations on employee compensation as a result of the CARES Act;

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the loss of certain key employees;

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insolvency of any of our customers;

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exposure to intellectual property litigation;

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and the factors described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement. There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
These forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.
You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, any applicable prospectus supplement and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below.
Overview
Our mission is to provide full-service support to owners and operators of used commercial aircraft who lack the infrastructure and/or expertise to cost effectively maintain such aircraft during the second half of their operating life through their retirement from service. By providing a one-stop shop that integrates multiple service and product offerings, we save our customers time and money, while providing value to our shareholders through our operating efficiency. Our Asset Management Solutions segment, which represented approximately 67% and 62% of our revenue during the three and nine months ended September 30, 2021, respectively, acquires used commercial aircraft and engines from airlines and leasing companies as feedstock to support our business activities. Asset Management Solutions activities include the sale and lease of aircraft and engines, in addition to their disassembly for component parts that can be utilized as spare parts to support both third-party sales, and portfolio asset maintenance. Our TechOps segment, which represented approximately 33% and 38% of our revenue during the three and nine months ended September 30, 2021, respectively, provides maintenance, repair and overhaul services, in addition to aircraft modifications and upgrades to support the world’s most popular commercial aircraft, engines and components.
Background
Monocle Acquisition Corporation, our predecessor company (“Monocle”), was incorporated under the laws of the State of Delaware on August 20, 2018 as a special purpose acquisition company, and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. Monocle completed its initial public offering in February 2019. On September 8, 2020, we entered into an Amended and Restated Merger Agreement with Monocle, Monocle Holdings Inc., a Delaware corporation and wholly owned subsidiary of Monocle (“NewCo”), AerSale Corporation, a Delaware Corporation (“AerSale”), Monocle Merger Sub 1 Inc., a Delaware corporation and a wholly-owned direct subsidiary of NewCo (“Merger Sub 1”), Monocle Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Monocle (“Merger Sub 2”), and Leonard Green & Partners, L.P., solely in its capacity as the Holder Representative, pursuant to which (a) Merger Sub 1 merged with and into Monocle, with Monocle surviving the merger as a wholly-owned direct subsidiary of NewCo (the “First Merger”), and (b) Merger Sub 2 merged with and into AerSale, with AerSale surviving the merger as a wholly-owned indirect subsidiary of NewCo (the “Second Merger” and, together with the other transactions contemplated by the Amended and Restated Agreement and Plan of Merger, the “Business Combination”). In connection with the closing of the Business Combination (the “Closing”), Monocle changed its name to AerSale Corporation. AerSale was deemed to be the accounting acquirer in the Merger based on an analysis of the criteria outlined in Accounting Standards Codification 805. While Monocle was the legal acquirer in the Merger, because AerSale was deemed the accounting acquirer, the historical financial statements of AerSale became the historical financial statements of the combined company, upon the consummation of the Business Combination.
In connection with the consummation of the Business Combination and pursuant to the Amended and Restated Merger Agreement, (i) (a) immediately prior to the First Merger each issued and outstanding unit of Monocle, if not already detached, was detached and the holder thereof was deemed to hold one share of Monocle common stock, par value $0.0001 per share (“Monocle Common Stock”), and one warrant to purchase a share of Monocle Common Stock (“Monocle Warrant”), (b) pursuant to the First Merger each issued and outstanding share of Monocle Common Stock was exchanged on a one-for-one basis for a share of our common stock, par value $0.0001 per share, and (c) pursuant to the First Merger each outstanding Monocle Warrant was converted into and became the right to receive a warrant to purchase our common stock, exercisable for an equal number of shares of our common stock on the existing terms and conditions of such Monocle Warrant, and (ii) pursuant to the Second Merger, we directly acquired AerSale Aviation for aggregate consideration of $317,156,260, consisting of approximately $13,051,000 in cash and 30,410,540 shares of our common stock (the “Merger Consideration”).
Under the Amended and Restated Merger Agreement, the holders of AerSale Aviation’s preferred stock and common stock (the “AerSale Aviation Stockholders”) had the right to elect to receive all of their Merger Consideration in the form of our common stock. Enarey, L.P. and ThoughtValley LLP (each, an “Electing Holder”) both submitted elections to receive all of their Merger Consideration in the form of our common stock. Pursuant to the Amended and Restated Merger Agreement, the cash portion of the Merger Consideration that would have been payable to the Electing Holders was divided pro rata among all AerSale Aviation Stockholders that did not elect to receive all of their Merger Consideration in the form of our common stock. The Electing Holders also received, on a pro rata basis based on the number of shares of AerSale Aviation’s common stock held by all Electing Holders, an additional 215,626 shares of our common stock in the aggregate at the Closing.
Holders of AerSale Aviation’s common stock and holders of AerSale Aviation’s in-the-money stock appreciation rights also received a contingent right to receive up to 3,000,000 additional shares of our common stock in the aggregate (the “Earnout Shares”), with 1,500,000 of such Earnout Shares issuable if the closing sale price per share of our common stock is greater than $13.50 for any period of 20 trading days out of 30 consecutive trading days (the “Minimum Target”), and the remaining 1,500,000 of such Earnout Shares issuable if the closing sale price per share of our common stock is greater than $15.00 for any period of 20 trading days out of 30 consecutive trading days (the “Maximum Target”), in each case on or prior to the fifth anniversary of the Closing. The Electing Holders also received a contingent right to receive up to 646,875 additional shares of our common stock in the aggregate, with 323,438 of such shares issuable at the Minimum Target and the remaining 323,437 of such shares issuable at the Maximum Target, in each case on or prior to the fifth anniversary of the Closing. We, along with Monocle and the AerSale Aviation Stockholders also entered into a letter agreement on December 16, 2020, pursuant to which we agreed to increase the amount of additional contingent consideration that the Electing Holders are entitled to receive by 100,000 additional shares of our common stock in the aggregate, with 50,000 of such shares issuable at the Minimum Target and the remaining 50,000 of such shares issuable at the Maximum Target, in each case on or prior to the fifth anniversary of the Closing. As a result of the Minimum Target and Maximum Target being met, the Earnout Shares and contingent consideration shares have been issued.
On December 16, 2020, we, along with Monocle, Merger Sub 1, Merger Sub 2, AerSale, and solely in its capacity as the initial Holder Representative, Leonard Green, entered into Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger to reflect a revised tax withholding procedure with respect to the settlement of AerSale’s outstanding stock appreciation right (“SAR”) awards, pursuant to which (i) cash payments to the SAR holders were reduced in satisfaction of applicable withholding taxes, and then (ii) to the extent that the reduction of such cash payments were insufficient to satisfy such taxes, the remainder of the withholding taxes were paid by the applicable holders via a “net settlement” procedure whereby the we will withhold a number of shares of our common stock from each SAR holder that would otherwise be delivered in settlement of such SARs pursuant to the Amended and Restated Merger Agreement with a value equal to any remaining withholding taxes.
Concurrently with the execution of the Amended and Restated Merger Agreement, we, along with Monocle, Monocle’s founders, Monocle Partners, LLC and Cowen Investments II LLC (“Cowen”, and together with Monocle Partners, LLC, the “Founders”) and AerSale Aviation entered into an amended and restated founder shares agreement, which was amended by Amendment No. 1 thereto on December 16, 2020 (as amended, the “Amended and Restated Founder Shares Agreement”), pursuant to which the Founders forfeited an aggregate of 3,470,312 shares of Monocle Common Stock at Closing, with 842,188 of their founder shares remaining. The Founders also agreed to defer the vesting of an aggregate of 700,000 shares of Monocle Common Stock held by the Founders (the “Unvested Founder Shares”), half of which will vest at such time as the Minimum Target and the other half of which will vest at the Maximum Target. The Unvested Founder Shares will also vest upon the occurrence of a Liquidity Event (as defined in the Amended and Restated Founder Shares Agreement) on or prior to the fifth anniversary of the date of the

Amended and Restated Founder Shares Agreement, solely to the extent the Liquidity Event Consideration (as defined in the Amended and Restated Founder Shares Agreement) is greater than $13.50, in which case half of the Unvested Founder Shares which will vest, or $15.00, in which case the other half of the Unvested Founder Shares will also vest. Pursuant to the Amended and Restated Founder Shares Agreement, the holders of the Unvested Founder Shares have retained the right to vote such Unvested Founder Shares prior to vesting. As a result of the Minimum Target and Maximum Target being met, the Unvested Founder Shares have vested.
In connection with the Amended and Restated Merger Agreement, immediately prior to the Closing, we consummated private placement transactions (the “Private Placements”) pursuant to subscription agreements (the “Subscription Agreements”), each dated December 16, 2020, with certain investors, pursuant to which we issued and sold an aggregate of 7,612,500 shares of our common stock for a total purchase price of $60.5 million. We also issued shares in lieu of fees for professional services to certain of our advisors of Monocle in connection with the closing of the Business Combination pursuant to issuance agreements, each dated December 16, 2020 (the “Issuance Agreements”). Pursuant to such Issuance Agreements, a portion of certain fees payable by Monocle in connection with the Business Combination were waived in exchange for an aggregate number of shares of our common stock equal to 362,437.
Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “ASLE”.
The rights of holders of our common stock and Warrants are governed by our second amended and restated certificate of incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated February 6, 2019, between Monocle and the Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the section titled “Description of Our Securities.”
Recent Developments
On November 29, 2021, we provided notice to holders of all of our outstanding public warrants (the “Public Warrants”) to purchase 17,250,000 shares of our common stock that were issued under the Warrant Agreement as part of the units sold in our initial public offering, that we would be redeeming all of the Public Warrants for a redemption price of $0.01 per Public Warrant on December 29, 2021 (the “Redemption”). In accordance with Section 3.3.1(b) of the Warrant Agreement, following delivery of notice of the Redemption, all of our Public Warrants could only be exercised on a cashless basis in lieu of being redeemed. On December 29, 2021, we completed the Redemption and the Public Warrants ceased trading on Nasdaq. A substantial number of Public Warrants were exercised on a cashless basis in lieu of being redeemed, resulting in net issuances of 6,079,966 shares of our common stock under such public warrants. The Private Warrants that are still held by the initial holders or their permitted transferees were not subject to the Redemption.
Corporate Information
Our principal executive offices are located at 255 Alhambra Plaza, Suite 435, Coral Gables, Florida 33134. Our telephone number is (305) 764-3200. Our website address is www.aersale.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Monocle’s initial public offering of units, the base offering of which closed on February 2019, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully consider the specific risks set forth herein or incorporated by reference into this prospectus, including the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings with the SEC. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements incorporated by reference into this prospectus, any applicable prospectus supplement and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below.
Risks Related to Our Business and Industry
The coronavirus pandemic has had a material adverse impact on our business, operating results, financial condition, and liquidity, and the duration and extent of the pandemic could prolong or increase the adverse impact.
The COVID-19 pandemic has caused significant volatility in financial and other markets, which has raised the prospect of an extended global recession. The commercial aviation industry, including our operations, has been particularly and adversely impacted by the COVID-19 pandemic. Public health problems resulting from COVID-19 and precautionary measures instituted by governments and businesses to mitigate its spread, including travel restrictions, quarantines, shelter in place directives, and shutting down of non-essential businesses had contributed, and may continue to contribute, to a general slowdown in the global economy, and if it worsens, it could have a material adverse impact to the businesses of our customers, suppliers and distribution partners, and disrupt our operations. Changes in our operations in response to the COVID-19 pandemic or employee illnesses resulting from the pandemic, may result in inefficiencies or delays, including in sales and product development efforts and our manufacturing and supply chain, and additional costs related to business continuity initiatives, that cannot be fully mitigated through succession planning, employees working remotely, or teleconferencing technologies. The spread of COVID-19 along with related travel restrictions and operational issues has caused a decrease in the demand for air travel and has resulted in lower demand from civil aviation customers for our products. Passenger airline traffic has declined since March 2020, and the decrease had a material negative impact on the financial results for the year ended December 31, 2020. We may continue to see reduced demand in our non-cargo commercial businesses. Moreover, if the COVID-19 pandemic continues to result in decreased worldwide commercial activity, it could eventually adversely affect the demand for airline cargo services. Reduced numbers of aircraft flying or flight hours negatively impacts the demand for many of our products and services, and any prolonged reduction could materially and adversely affect our business, operating results, financial condition, and liquidity. While the full extent and long-term impact of the COVID-19 pandemic cannot be reasonably estimated with certainty at this time, COVID-19 has had a significant impact on our business, the businesses of our customers and suppliers, as well as our results of operations and financial condition, and may have a material adverse impact on our business, results of operations and financial condition in the long-term.
In addition, we source parts and components for our business from various suppliers around the world. Disruptions to our supply chain and business operations, or to our suppliers’ or customers’ supply chains and business operations, could have adverse effects on our ability to provide aftermarket support and services. Moreover, a prolonged epidemic or pandemic, or the threat thereof, could result in worker absences, lower productivity, voluntary closure of our offices and facilities, travel restrictions for our employees and other disruptions to our business. Any of these could have a material adverse effect on our business, financial condition or results of operations.

We have taken a number of actions in response to the decreased demand for certain products and services as a result of COVID-19, including reducing operating expenditures by eliminating certain contractor positions and reducing all non-essential spending. Certain of our facilities have experienced temporary disruptions as a result of the COVID-19 pandemic, and we cannot predict whether any of our facilities will experience more significant disruptions in the future.
We have also taken steps to improve our liquidity, including seeking financial assistance under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). Certain of our subsidiaries have received $16.4 million from the U.S. Treasury Department (“Treasury”) through the Payroll Support Program under the CARES Act, of which $12.7 million was received prior to December 31, 2020 and the remaining amount was received during the first quarter of 2021. As part of the Payroll Support Extension Law, we entered into a new agreement with the Treasury on March 4, 2021 for the receipt of relief funds of $5.5 million. On April 21, 2021, we entered into another agreement with the U.S. Department of the Treasury for an additional $5.5 million of relief. In connection with the financial assistance we have received under the Payroll Support Program, we are required to comply with certain provisions of the CARES Act, including the requirement that funds provided pursuant to the Payroll Support Program be used exclusively for the continuation of payment of employee wages, salaries and benefits. In addition, we are subject to provisions prohibiting the repurchase of common stock and the payment of common stock dividends through September 30, 2022, as well as limitations on the payment of certain employee compensation through April 1, 2023. These restrictions may affect our operations and if we do not comply with these provisions, we may be required to reimburse up to 100% any previously received relief funds. In particular, limitations on compensation may adversely impact our ability to attract and retain senior management or attract other key employees during this critical time.
In addition, we cannot predict the impact that COVID-19 will have on our customers, suppliers, vendors, and other business partners, and each of their financial conditions; however, any material effect on these parties could adversely impact us. The impact of COVID-19 may also exacerbate other risks we are subject to, any of which could have a material effect on us.
In addition, the Delta variant of COVID-19, which appears to be the most transmissible variant to date, spread globally and, in the United States, COVID-19 cases remain elevated. Further, in November 2021, a new Omicron variant of COVID-19 was detected, which Omicron variant has since been detected in multiple countries, including the United States, and of which the potential severity is currently being evaluated. Public health officials and medical professionals have warned that COVID-19 cases may spike due to the Delta variant and/or the Omicron variant, particularly if vaccination rates do not quickly increase or if additional potent disease variants emerge. It is unclear how long the resurgence due to the Delta variant will last or the extent to which the Omicron variant will contribute to an increase in cases, how severe the Delta resurgence or a potential Omicron resurgence will be, and what safety measures governments will impose in response to such potential resurgences. If cases rise, mask mandates, social-distancing, travel restrictions and stay-at-home orders could be reinstated. Even before the increases in cases due to the Delta variant, many individuals remained cautious about resuming activities. The long-term impact of the Delta variant and the Omicron variant cannot be predicted at this time, and could depend on numerous factors, including vaccination rates among the population, the effectiveness of COVID-19 vaccines against the Delta and Omicron variants and the response by governmental bodies and regulators. Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the impact of the COVID-19 pandemic on our business. An extended period of economic disruption could have a material adverse impact on our business, results of operations, access to sources of liquidity and overall financial condition.

USE OF PROCEEDS
All of the shares of common stock and Warrants offered by the Selling Stockholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of common stock and Warrants, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of common stock issuable upon such exercise.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of common stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share.
We cannot currently determine the price or prices at which shares of our common stock may be sold by the Selling Stockholders under this prospectus.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information known to the Company regarding ownership of the common stock as of December 31, 2021, after giving effect to the Redemption and the transactions contemplated thereby, by:
•
each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the common stock;

•
each current named executive officer and director of the Company; and

•
all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 51,673,099 shares of common stock issued and outstanding as of December 31, 2021.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.
	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
Directors and Officers
Nicolas Finazzo	2,932,249(2)	5.7%
Robert B. Nichols	2,828,886(3)	5.5%
Martin Garmendia	8,399(9)	*
Basil Barimo	54,447(10)	*
Craig Wright	42,486(11)	*
Iso Nezaj	41,725	*
Gary Jones	1,252(12)	*
Eric J. Zahler	1,998,219(4)(5)	3.8%
Sai S. Devabhaktuni	1,998,219(4)(5)	3.8%
Richard J. Townsend	1,998,219(4)(5)	3.8%
C. Robert Kehler	21,000	*
Jonathan Seiffer	27,984,740(6)	54.2%
Peter Nolan	6,000(7)	*
Michael Kirton	27,984,740(6)	54.2%
All Directors and Officers as a Group (19 individuals)	35,965,954	69.6%
Greater than 5% Stockholders	30,842,942	59.7%
Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P., LGP Associates CF LLC, GEI Capital CF, LLC, Leonard Green & Partners, L.P., LGP Management, Inc., Peridot Coinvest Manager LLC	27,984,740(6)	54.2%
George P. Bauer Revocable Trust, dated 7/20/1990 and Greg P. Bauer	2,858,202(8)	5.5%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following individuals is 255 Alhambra Plaza, Suite 435, Coral Gables, Florida 33134.

(2)
Represents shares of our common stock held by Enarey, L.P. Nicolas Finazzo is the sole member and manager of Enarey, LLC, the sole general partner of Enarey, L.P. Accordingly, all of the shares held by Enarey, L.P. may be deemed to be beneficially held by Mr. Finazzo. Mr. Finazzo disclaims beneficial ownership of such securities.

(3)
Represents shares of our common stock held by ThoughtValley LLP Robert B. Nichols is the sole member and manager of ThoughtValley, LLC, the sole general partner of ThoughtValley LLP. Accordingly, all of the shares held by ThoughtValley LLP. may be deemed to be beneficially held by Mr. Nichols. Mr. Nichols disclaims beneficial ownership of such securities.

(4)
Represents shares of our common stock held by Monocle’s sponsor, Monocle Partners, LLC (the “Sponsor”). Eric J. Zahler, Sai S. Devabhaktuni, and Richard J. Townsend are managers of the Sponsor. Accordingly, all of the shares held by the Sponsor may be deemed to be beneficially held by Messrs. Zahler, Devabhaktuni, and Townsend. Each of Messrs. Zahler, Devabhaktuni, and Townsend disclaims beneficial ownership of such securities. The address for Monocle Partners, LLC is 750 Lexington Avenue, Suite 1501, New York, New York 10022.

(5)
The interests shown consist of 1,368,385 shares of our common stock and 623,834 shares of our common stock issuable upon the exercise of 623,834 Private Warrants held by the Sponsor with an exercise price of $11.50 per share. The Private Warrants are exercisable within 60 days.

(6)
Represents shares of our common stock held by Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P., LGP Associates CF LLC, GEI Capital CF, LLC, Leonard Green & Partners, L.P., LGP Management, Inc., and Peridot Coinvest Manager LLC (collectively, the “Green Funds”). Voting and investment power with respect to the shares held by the Green Funds is shared. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors of such persons. Messrs. Seiffer and Kirton may be deemed to share voting and investment power with respect to such shares due to their positions or relationships with affiliates of the Green Funds, and each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Each of the foregoing entities’ and individuals’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. Information included in this footnote is derived from a Schedule 13D/A filed on October 26, 2021.

(7)
The address for Mr. Nolan is c/o Nolan Capital, Inc., 58 11th Street, Hermosa Beach, CA 90254.

(8)
The interests shown consist of 2,125,000 shares of our common stock and 733,202 shares of our common stock issued upon the cashless exercise of Warrants held by the George P. Bauer Revocable Trust, dated 7/20/1990 (the “Bauer Trust”). George P. Bauer is the trustee and beneficiary of the Bauer Trust and has sole power to vote or direct the vote, and to dispose or direct the disposition, of 2,858,202 shares of our common stock owned by the Bauer Trust. The address for the Bauer Trust and George P. Bauer is 499 Silvermine Rd, New Canaan, Ct 06840. Information included in this footnote is derived from a Schedule 13D/A filed on December 28, 2021.

(9)
Includes 313 shares that will be acquired within 60 days under the Company’s 2020 Employee Stock Purchase Plan.

(10)
Includes 250 shares that will be acquired within 60 days under the Company’s 2020 Employee Stock Purchase Plan.

(11)
Includes 1,252 shares that will be acquired within 60 days under the Company’s 2020 Employee Stock Purchase Plan.

(12)
Includes 1,252 shares that will be acquired within 60 days under the Company’s 2020 Employee Stock Purchase Plan.

SELLING STOCKHOLDERS
The Selling Stockholders acquired the shares of our common stock from us in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with a private placement concurrent with the business combination. Pursuant to the Subscription Agreements, we agreed to file a registration statement with the SEC for the purposes of registering for resale the shares of our common stock issued to the Selling Stockholders pursuant to the Subscription Agreements.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Stockholders, certain information as of December 31, 2021, regarding the beneficial ownership of our common stock by the Selling Stockholders and the shares of common stock offered by the Selling Stockholders. The applicable percentage ownership of common stock is based on approximately 51,673,099 shares of common stock outstanding as of December 31, 2021. Information with respect to shares of common stock owned beneficially after the offering assumes the sale of all of the shares of common stock offered and no other purchases or sales of our common stock. The Selling Stockholders may offer and sell some, all or none of their shares of common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Stockholders, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.
Name of Selling Stockholder	Common Stock Beneficially Owned Prior to Offering	Number of Warrants	Number of Shares of Common Stock Being Offered(1)	Number of Warrants Being Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
					Number	Percent
Alyeska Master Fund, L.P.(2)	750,000	—	750,000	—	—	*
Basil Barimo(3)	54,447	—	54,197	—	250	*
Blue Heron Partners, LP(2)	125,000	—	125,000	—	—	*
C. Robert Kehler(3)	21,000	—	15,000	—	6,000	*
Cadwalader, Wickersham & Taft LLP(5)	125,000	—	125,000	—	—	*
Calm Waters Partnership(2)	62,500	—	62,500	—	—	*
Charles McDonald(3)	1,271	—	1,271	—	—	*
Cowen Investments II LLC(6)(7)(8)	409,970	126,166	409,970	126,166
Chardan Capital Markets(3)(9)	8,750	—	8,750	—	—	*
CVI Investments, Inc.(2)	312,500	—	312,500	—	—	*
Don Manvel(3)	15,000	—	15,000	—	—	*
Enarey LLP(10)(11)(12)	2,932,249	—	2,828,886	—	103,363	*
Enrique Pizzi(3)	2,053	—	1,427	—	626	*
Florida Growth Fund LLC(3)	1,271,467	—	1,271,467	—	—	*
Frederick Craig Wright(3)	43,486	—	42,234	—	1,252	*
Gary Jones	1,252	—	—	—	1,252	*
George P. Bauer Revocable Trust(13)	2,858,202	—	1,925,000	—	933,202	1.8%
Graham Growth Partners LP(2)	116,875	—	116,875	—	—	*
Graham Institutional Partners LP(2)	386,375	—	386,375	—	—	*
Graham Partners LP(2)	59,250	—	59,250	—	—
Green Equity Investors CF, L.P.(14)	20,620,875	—	7,470,358	—	13,150,517	25.4%
Green Equity Investors Side CF, L.P.(14)	7,359,791	—	2,285,573	—	5,074,218	9.8%

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to Offering	Number of Warrants	Number of Shares of Common Stock Being Offered(1)	Number of Warrants Being Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
					Number	Percent
Greenberg Traurig, LLP(5)	9,935	—	9,935	—	—	*
Iso Nezaj(3)	41,725	—	41,725	—	—	*
John Pescatore(3)	15,000	—	15,000	—	—	*
Kevin Hill(3)	1,207	—	894	—	313	*
LGP Associates CF LLC(14)	4,074	—	4,074	—	—	*
Martin Garmendia(3)	8,399	—	8,086	—	313	*
Monocle Partners, LLC(15)(16)(17)	1,992,219	623,834	1,992,219	623,834	—	*
MYDA Advantage, LP(2)	250,000	—	250,000	—	—	*
MYDA SPAC Select, LP(2)	250,000	—	250,000	—	—	*
Peter Grosskopf(2)	31,250	—	31,250	—	—	*
Peter Stalker III Living Trust(2)	12,500	—	12,500	—	—	*
PJT Partners LP(4)(18)	113,751	—	113,751	—	—	*
Rangeley Capital Partners, LP(2)	72,500	—	72,500	—	—	*
Rangeley Capital Partners II, LP(2)	52,500	—	52,500	—	—	*
Rangeley Capital Special Opportunties Fund, LP(2)	18,750	—	18,750	—	—	*
Ronald Wolf(3)	22,305	—	22,268	—	37	*
Sprott Focus Trust(2)	1,500,000	—	1,500,000	—	—	*
Tech Opportunities LLC(2)(20)	262,500	—	262,500	—	—	*
ThoughtValley LLP(11)(12)(19)	2,828,886	—	2,828,886	—	—	*
Tsukamoto-Weissman 2011 Trust(2)	100,000	—	100,000	—	—	*
The Anthony H. Pasarow Living Trust(2)	12,500	—	12,500	—	—	*
Vanessa Russi-Machado(3)	6,715	—	6,402	—	313	*
Walleye Opportunities Master Fund Ltd.(2)	312,500	—	312,500	—	—	*
Total Shares	45,456,529	750,000	26,184,873	750,000	—	*

*
Less than 1%

(1)
The amounts set forth in this column are the number of shares of our common stock that may be offered by each Selling Stockholder using this prospectus. These amounts do not represent any other shares of our common stock that the Selling Stockholder may own beneficially or otherwise.

(2)
Received such shares in connection with Private Placements pursuant to the Subscription Agreements.

(3)
Received such shares as Merger Consideration.

(4)
Received such shares as consideration for advisory and placement services rendered in connection with the Business Combination.

(5)
Received such shares in lieu of fees for professional services in connection with the Business Combination.

(6)
Received 216,894 shares in exchange for Monocle Common Stock rendered in connection with the Business Combination.

(7)
Received 105,001 shares as consideration for advisory and placement services rendered in connection with the Business Combination pursuant to the Issuance Agreement.

(8)
As the sole member of Cowen Investments II LLC, RCG LV Pearl LLC may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. As the sole member of RCG LV

Pearl LLC, Cowen Inc. may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. As Chief Executive Officer of Cowen Inc., Mr. Solomon may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. Shares of common stock held and being offered include (i) 283,804 shares of common stock and (ii) 126,116 shares of common stock underlying Private Warrants Cowen Investments II LLC is an affiliate of Cowen and Company, LLC, a registered broker-dealer (and FINRA member).
(9)
Chardan Capital Markets is a registered broker-dealer (and FINRA member).

(10)
Nicolas Finazzo is the sole member and manager of Enarey, LLC, the sole general partner of Enarey, L.P. Accordingly, all of the shares held by Enarey, L.P. may be deemed to be beneficially held by Mr. Finazzo. Mr. Finazzo disclaims beneficial ownership of such securities.

(11)
Received 1,522,140 shares in connection with Private Placements pursuant to the Subscription Agreements.

(12)
Received 500,000 shares as Merger Consideration.

(13)
Received such shares in connection with Private Placements pursuant to the Subscription Agreements.

(14)
Received 26,050,506 shares as Merger Consideration and 1,934,234 shares as a portion of the earn out consideration payable pursuant to the Merger Agreement. Voting and investment power with respect to the shares held by Green Funds is shared. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors of such persons. Messrs. Seiffer and Kirton may be deemed to share voting and investment power with respect to such shares due to their positions or relationships with affiliates of the Green Funds, and each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(15)
Received such shares in exchange for Monocle Common Stock rendered in connection with the Business Combination pursuant to the Amended and Restated Merger Agreement.

(16)
Eric J. Zahler, Sai S. Devabhaktuni, and Richard J. Townsend are managers of Monocle Partners, LLC. Accordingly, all of the shares held by the Monocle Partners, LLC may be deemed to be beneficially held by Messrs. Zahler, Devabhaktuni, and Townsend. Each of Messrs. Zahler, Devabhaktuni, and Townsend disclaims beneficial ownership of such securities.

(17)
Shares of common stock held and being offered include (i) 1,368,385 shares of common stock and (ii) 623,834 shares of common stock underlying Private Warrants.

(18)
PJT Partners LP is a registered broker-dealer (and FINRA member).

(19)
Robert B. Nichols is the sole member and manager of ThoughtValley, LLC, the sole general partner of ThoughtValley LLP. Accordingly, all of the shares held by ThoughtValley LLP. may be deemed to be beneficially held by Mr. Nichols. Mr. Nichols disclaims beneficial ownership of such securities.

(20)
Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities.

DESCRIPTION OF OUR SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Certificate of Incorporation, the Bylaws and the Warrant Agreement. For a complete description, you should refer to our Charter, Bylaws and Warrant Agreement, copies of which have been filed as exhibits to this registration statement, as well as the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
General
Our Charter authorizes it to issue up to 200,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Dividend rights
Holders of our common stock are entitled to receive such dividends, if any, as may be declared from time-to-time by our Board of Directors (“Board”) out of legally available funds.
Voting rights
Each holder of our common stock is entitled to one vote for each share on all matters properly submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of our directors.
Liquidation
Subject to applicable Law, the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up, after payment or provision for payment of our debts and other liabilities, the holders of shares of our common stock will be entitled to receive all our remaining assets available for distribution to our stockholders, ratably in proportion to the number of shares of our common stock held by them.
Rights and preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Preferred Stock
Our Board has the authority, without further action by the our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action. No shares of preferred stock are outstanding.
Warrants
The Founders purchased 717,500 private units at a price of $10.00 per unit for an aggregate purchase price of $7,175,000 in a private placement that occurred prior to the IPO. In addition, the Company issued 32,500 warrants in a private placement at the closing of the IPO as a loan repayment. The Private Warrants received at the time of the IPO and by the Founders at the effective time of the First Merger (including our common stock issuable upon exercise of the Private Warrants) will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Founders, or their permitted transferees, has the option to exercise Private Warrants on a cashless basis.
Each Private Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. Each Private Warrant will expire at 5:00 p.m., New York City time, on the fifth anniversary of the completion of the Business Combination, or earlier upon redemption or liquidation, as applicable.
Private Warrants will be exercisable for cash (even if a registration statement covering the issuance of the warrant shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Founders or their Affiliates.
If Private Warrants are held by holders other than the Founders or its permitted transferees, such Private Warrants will be redeemable by us (such Warrants, the “Redeemable Private Warrants”). If we issue a notice of redemption, each Redeemable Private Warrant holder may exercise his, her or its Redeemable Private Warrants prior to the scheduled redemption date. However, the price of the shares of our common stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.
The redemption criteria for the Redeemable Private Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Private Warrants.
If we call the Redeemable Private Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise its warrants to do so on a “cashless basis.” In making such determination, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding Redeemable Private Warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of warrant shares underlying the Redeemable Private Warrants to be so exercised, and the difference between the exercise price of the Redeemable Private Warrants and the fair market value (as determined under the Warrant Agreement) by (y) the fair market value.
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s Affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of our common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of our common stock is increased by a stock dividend payable in shares of our common stock, or by a split-up of shares of our common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our common stock issuable on exercise of each Private Warrant will be increased in proportion to such increase in the outstanding shares of our common stock. A rights offering to holders of our common stock entitling holders to purchase shares of our common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our common stock equal to the product of (i) the number of shares of our common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our common stock) multiplied by (ii) one minus the quotient of (x) the price per share of our common stock paid in such rights offering divided by (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for our common stock, in determining the price payable for our common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of our common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Private Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our common stock on account of such shares of our common stock (or other shares of our capital stock into which the Private Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, then the Private Warrants exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our common stock in respect of such event.
If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our common stock issuable on exercise of each Private Warrant will be decreased in proportion to such decrease in outstanding shares of our common stock.
Whenever the number of shares of our common stock purchasable upon the exercise of the Private Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our common stock purchasable upon the exercise of the Private Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of our common stock (other than those described above or that solely affects the par value of such shares of our common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Private Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Private Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Private Warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Private Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender or exchange has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any Affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such Affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of our common stock, the holder of a Private Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Private Warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the our common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by our stockholders in such a transaction is payable in the form of our common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
Exclusive Venue
Our Charter, provides that, to the fullest extent permitted by Law, that derivative actions brought in our name, actions against our directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel; provided that the exclusive forum provision will not apply to (i) suits brought to enforce any liability or duty created by the Exchange Act, (ii) any other claim for which the federal courts have exclusive jurisdiction, (iii) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (iv) any claim which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (v) any claim for which the Court of Chancery does not have subject matter jurisdiction. Furthermore, our Charter provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and Bylaws provide that that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the Law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in certain circumstances and insures us against our obligations to indemnify our officers and directors.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws
We have opted out of Section 203 of the DGCL.
In addition, our Charter does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death, or removal of a director in certain circumstances.
Our authorized common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Transfer Agent and Registrar and Warrant Agent
The transfer agent and registrar for our common stock and warrant agent is Continental Stock Transfer & Trust Company.
Stock Exchange
Our common stock currently trades on the Nasdaq Global Select Market under the symbol “ASLE.”

PLAN OF DISTRIBUTION
The Selling Stockholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or warrants or interests in our common stock or warrants received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or warrants or interests in our common stock or warrants on any stock exchange, market or trading facility on which shares of our common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
We are required to pay all fees and expenses incident to the registration of the shares of our common stock to be offered and sold pursuant to this prospectus.
We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders. The shares of common stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of Nasdaq;

•
through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling

Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares of common stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Holland & Knight LLP.
EXPERTS
The consolidated financial statements of AerSale Corp. as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read AerSale’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.AerSale.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed with the SEC by us pursuant to the Exchange Act are incorporated by reference in this prospectus, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:
•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 10, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 9, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 9, 2021;

•
The Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 16, 2021, as amended by that Amendment No. 1 on Form 10-K/A filed on May 4, 2021;

•
The Current Reports on Form 8-K filed on April 20, 2021, June 21, 2021 and November 29, 2021; and

•
The Company’s Definitive Proxy Statement for its 2021 Annual Meeting of Stockholders, filed with the SEC on April 30, 2021.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Please make your request by writing or telephoning us at the following address or telephone number:
AerSale Corporation
255 Alhambra Plaza, Suite 435
Coral Gables, Florida 33134
(305) 764-3200
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

4,000,000 Shares
Common Stock
PROSPECTUS SUPPLEMENT
RBC Capital Markets
    , 2023